AR424A Midland National Life Insurance Company [8300 Mills Civic Parkway, West Des Moines, IA 50266] [Customer Service Center 866-270-9564] GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) RIDER This Guaranteed Lifetime Withdrawal Benefit Rider (“Rider”) is a part of the Contract to which it is attached and is subject to all of the provisions of the Contract, except as otherwise stated herein. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Any capitalized terms not defined in this Rider shall have the same meaning given to them in the Contract. This Rider is effective on the Rider Issue Date, which is the same as the Contract Issue Date, and will remain in effect until one of the termination conditions in the “Termination” section is met. This Rider should be read in conjunction with the Contract and any other Rider or Endorsement made part of Your annuity Contract. When this Rider is issued, the Contract to which it is attached includes a guaranteed minimum withdrawal benefit rider through election of Lifetime Payment Amounts (LPA). WITHDRAWALS IN EXCESS OF THE LIFETIME PAYMENT AMOUNT COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE EXCESS WITHDRAWALS. THE PURPOSE OF THE GUARANTEED LIVING BENEFIT PROVIDED UNDER THE RIDER IS TO PROVIDE A STREAM OF LIFETIME INCOME PAYMENTS TO THE CONTRACT OWNER. THIS RIDER CONTAINING THE GUARANTEED LIVING BENEFIT WILL TERMINATE IMMEDIATELY UPON A CHANGE OF OWNERSHIP. PLEASE REFER TO THE “TERMINATION” SECTION OF THIS RIDER FOR ADDITIONAL DETAILS, INCLUDING OTHER TERMINATION CONDITIONS. GLWB RIDER SPECIFICATIONS Rider Issue Date: [01/01/2024] Guaranteed Lifetime Withdrawal Benefit Rider Fee: [1.00%] DEFINITIONS The following are key terms used in this Rider, which are important in describing both the Contract Owner’s rights and Ours. Section titles, defined terms, and other terms used in this Rider and in the GLWB Rider Specifications may be capitalized to help the Contract Owner easily recognize them. Other undefined terms shall have the meaning given to them in the Contract or other applicable Rider or Endorsement. Attained Age: Attained Age means age as of the last birthday of the Covered Person. Covered Person: The Contract Owner and the Joint Contract Owner, if named. Joint Contract Owners must be spouses when the GLWB benefit is elected. If there is a single Contract Owner, the Contract Owner may add their spouse as a Joint Covered Person prior to starting Lifetime Income Payments. If the Contract

AR424A Owner is a non-natural entity, the Annuitant is the Covered Person. The Annuitant’s spouse may be added as a Joint Covered Person prior to starting Lifetime Income Payments. Health Activated Income Multiplier: This Multiplier Benefit is automatically included as part of this Rider, and is effective when: (1) the Health Activated Income Multiplier is equal to [two (2)] times the LPA amount and (2) the Covered Person(s) meets all of the requirements described herein, including the Conditions and Limitations requirements contained in the “Health Activated Income Multiplier” section of this Rider. This Multiplier Benefit is available as a Gross Partial Withdrawal and does not impact the LPA amount nor the GLWB Benefit Base. When active, the Multiplier Benefit is used in lieu of the LPA and is not an additional benefit received in conjunction with the LPA. The Multiplier Benefit may be elected during the Settlement Phase. The Health Activated Income Multiplier is not available on or after the Maturity Date, as outlined in the Contract. The Multiplier Benefit may be elected over one or more non-consecutive Contract Years, up to the Multiplier Benefit Limit of [five (5)] years. When the Multiplier Benefit is elected over non-consecutive Contract Years, the Activities of Daily Living (ADL) requirements, as outlined below, must be satisfied each non-consecutive Contract Year in which it is elected. The qualifications for use of the Multiplier Benefit are outlined in the “Health Activated Income Multiplier” section below. Issue Age: The GLWB Rider is available for issue ages [50] to [85]. All Covered Persons must meet the Issue Age requirements. Issue Age is based on the Contract Owner’s age last birthday (ALB), as of the Contract’s issue date. If there are Joint Contract Owners, then it is based on the age last birthday of the youngest of the Joint Contract Owners, as of the Contract’s issue date. At time of issue, if there is a non- natural Contract Owner, then based on age last birthdate of the Annuitant, as of the Contract’s issue date. Joint Covered Person: Another Covered Person under the Rider. The LPP is reduced by [0.50%] based upon the below single LPP considerations. Lifetime Payment Amount (LPA): Upon notifying Us to start Lifetime Payments, the LPA available that Contract Year is calculated as maximum of either RMD Amount or (A) multiplied by (B), where (A) is the Lifetime Payment Percentage (LPP) and (B) is the initial GLWB Benefit Base. On each Contract Anniversary following the beginning of Lifetime Payment Amounts, the LPA is calculated as maximum of either the RMD Amount or (A) multiplied by (B), where (A) is the Lifetime Payment Percentage (LPP) and (B) is the GLWB Benefit Base, after any applicable step-up and adjusted for any excess Gross Partial Withdrawals. Any calculation hereunder is not impacted by any Rider Fees or permitted Gross Partial Withdrawals to pay Registered Investment Advisor (RIA) Fees, up to the maximum. Lifetime Payment Election Date (LPED): The date the Contract Owner begins taking the LPA as a Gross Partial Surrender. We must receive notice from the Contract Owner in order to begin the LPA. Lifetime Payment Percentage (LPP): The percentage of GLWB Benefit Base that is used to determine the LPA. The Lifetime Payment Percentage is set at the time We receive notice from the Contract Owner to begin Lifetime Payments. The Payments will be based upon the Issue Age of the Covered Person and [their Attained Age on the LPED]. In the case of Joint Covered Persons, the Lifetime Payment Percentage is based on the Attained Age of the younger of the Joint Covered Persons. Once set, the Lifetime Payment Percentage does not change for the remainder of the Contract. Minimum Additional Premium: The Minimum Additional Premium is [$1,000.00] or [$100.00] monthly if Electronic Fund Transfer (EFT) is utilized. Additional Premiums are only permitted during the first [six (6) months] after the Contract’s Issue Date.

Lifetime Payment Percentage Scale: The scale is dependent upon several factors, including whether there is a Single or Joint Covered Person, Issue Age and timing of [LPED]. The scale is guaranteed not to change after the Contract Issue Date. The scale is as follows:
[

[Covered Person Issue Age]	Single LPP	[LPP Increase at each Attained Age after Issue Prior to LPED]
[50]	[3.5000%]	[0.1000%]
[51]	[3.5750%]	[0.1000%]
[52]	[3.6500%]	[0.1000%]
[53]	[3.7250%]	[0.1000%]
[54]	[3.8000%]	[0.1000%]
[55]	[3.8750%]	[0.1000%]
[56]	[3.9500%]	[0.1000%]
[57]	[4.0250%]	[0.1000%]
[58]	[4.1000%]	[0.1000%]
[59]	[4.1750%]	[0.1000%]
[60]	[4.2500%]	[0.1000%]
[61]	[4.4000%]	[0.1000%]
[62]	[4.5500%]	[0.1000%]
[63]	[4.7000%]	[0.1000%]
[64]	[4.8500%]	[0.1000%]
[65]	[5.0000%]	[0.1250%]
[66]	[5.1500%]	[0.1250%]
[67]	[5.3000%]	[0.1250%]
[68]	[5.4500%]	[0.1250%]
[69]	[5.6000%]	[0.1250%]
[70]	[5.7500%]	[0.1250%]
[71]	[5.9000%]	[0.1250%]
[72]	[6.0500%]	[0.1250%]
[73]	[6.2000%]	[0.1250%]
[74]	[6.3500%]	[0.1250%]
[75]	[6.5000%]	[0.1500%]
[76]	[6.6500%]	[0.1500%]
[77]	[6.8000%]	[0.1500%]
[78]	[6.9500%]	[0.1500%]
[79]	[7.1000%]	[0.1500%]
[80]	[7.2500%]	[0.1500%]
[81]	[7.4000%]	[0.1500%]
[82]	[7.5500%]	[0.1500%]
[83]	[7.7000%]	[0.1500%]
[84]	[7.8500%]	[0.1500%]
[85]	[8.0000%]	[0.1500%]

AR424A

AR424A Physician: Physician for the purposes of this Rider means a licensed medical doctor (M.D.) or licensed doctor of osteopathy (D.O.) operating within the scope of their license and practicing in the United States. Physician does not include the Contract Owner or Covered Person(s), or members of their Immediate Family. Immediate Family for the purpose of this provision means a Covered Person(s) spouse, children, grandchildren, parents, grandparents, siblings, or corresponding in-laws. Settlement Phase: The Annuity payments phase occurring either due to elected annuitization or the payment of GLWB benefits by Us. BENEFIT SUMMARY The Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider is an optional Rider that may only be elected at time of application [and may not be terminated without surrendering the entire Contract.] The GLWB guarantees that the Contract Owner may take a Gross Partial Withdrawal of an amount up to the current LPA each Contract Year during the life of the Covered Person or Joint Covered Person while this Rider is in effect. On each Contract Anniversary after the Lifetime Payments start, the GLWB Benefit Base may be stepped-up to the Maximum of either (1) the then current GLWB Benefit Base or (2) the then current Contract Value. INVESTMENT OPTION(S) RESTRICTIONS [All Investment Options available to You at time of Issue are available when you elect this Rider.] GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER FEE SUMMARY The Guaranteed Lifetime Withdrawal Benefit Rider Fee (“Rider Fee”) assessed is an annual rate. The Rider Fee is shown above in the Rider Specifications and is guaranteed not to change after the Contract Issue Date. The Rider Fee is calculated and deducted at the end of each calendar quarter on a pro-rata basis from all of the Investment Option(s) in which the Contract Owner is invested. The end of each calendar quarter refers to March 31, June 30, September 30 and December 31 of each calendar year. If the referenced deduction day falls on a non-Business Day, the Rider Fee will be deducted on the next Business Day. A pro-rata portion of the Rider Fee will also be deducted when this Rider terminates as outlined in the “Termination” section below. [Return of Premium (ROP) Minimum GLWB Benefit Base Calculation At the time the Contract Owner notifies Us to begin exercising the LPA, the GLWB Benefit Base is set to equal the maximum of either total Purchase Payments deposited, adjusted for any Gross Partial Withdrawals, and the Contract Value, whichever is higher. Gross Partial Withdrawals prior to starting Lifetime Payment Amounts reduce the ROP Minimum GLWB Benefit Base by the same proportion that the Gross Partial Withdrawal reduces the Contract Value. This value is calculated as follows: Multiply (A) by (B), where (A) is the Return of Premium GLWB Benefit Base Amount prior to the Gross Partial Withdrawal; and (B) is one minus (a) divided by (b), where (a) is the Gross Partial Withdrawal Amount and (b) is the Contract Value prior to the Gross Partial Withdrawal

AR424A Following the start of Lifetime Payment Amounts, should the total Gross Partial Withdrawals during that the Contract Year exceed the Lifetime Payment Amount for that Contract Year or are greater than the Health Activated Income Multiplier, then the GLWB Benefit Base will be reduced on a pro rata basis for the amount of any excess Gross Partial Withdrawal(s). The new value of the GLWB Benefit Base is as follows: Multiply (A) by (B), where (A) is the GLWB Benefit Base prior to the excess Gross Partial Withdrawal(s) (B) is one minus (a) divided by (b), where a) the amount the Gross Partial Withdrawal exceeds the LPA and b) Contract Value after the reduction for the LPA but prior to the excess Gross Partial Withdrawal. Rider Fee Calculation for ROP Minimum GLWB Benefit Base The Rider Fee at calendar quarter end is calculated as follows (see below for Rider Fee for first calendar quarter end and at termination): Before Lifetime Payment Amounts start, the quarterly Rider Fee is calculated as follows: 1) Multiply (A) by (B) divided by 4 where: (A) is the maximum of the Contract Value at quarter end and the ROP GLWB Benefit Base, whichever is higher; and (B) is the Rider Fee. After Lifetime Payment Amounts start, the quarterly Rider Fee is calculated as follows: 2) Multiply (A) by (B) divided by 4 where: (A) is the GLWB Benefit Base at the quarter end; and (B) is the Rider Fee. The Rider Fee the first calendar quarter ending after Contract Issue Date and at Termination is calculated as follows: Multiply (A) by (B), where: (A) If before Lifetime Payment Amounts start then result from 1) above. If after Lifetime Payment Amounts start, then result from 2) above; and (B) is the (number of calendar days the Contract was in-force during the calendar quarter) divided by the (total number of calendar days within the applicable calendar quarter).] [Contract Value GLWB Benefit Base Calculation When the Contract Owner notifies Us of their election to begin exercising LPA, the GLWB Benefit Base is set to equal the Contract Value. Gross Partial Withdrawals taken prior to starting Lifetime Payments will reduce the Contract Value, thereby reducing the Minimum GLWB Benefit Base by the same dollar amount of said Gross Partial Withdrawals. After Lifetime Payment Amounts have commenced, should the total Gross Partial Withdrawals during the Contract Year exceed the Lifetime Payment Amount for that Contract Year or are greater than the Health Activated Income Multiplier, then the GLWB Benefit Base will be reduced on a pro rata basis for the

AR424A amount of any such Gross Partial Withdrawal(s) exceeding the LPA for that Contract Year. When Gross Partial Withdrawals exceed the LPA, the GLWB Benefit Base is reduced as follows: Multiply (A) by (B), where (A) is the GLWB Benefit Base prior to the excess Gross Partial Withdrawal(s) (B) is one minus (a) divided by (b), where a) the amount the Gross Partial Withdrawal exceeds the LPA and b) Contract Value after the reduction for the LPA but prior to the excess Gross Partial Withdrawal(s). Rider Fee Calculation for Contract Value GLWB Benefit Base The Rider Fee at calendar quarter end is calculated as follows (see below for Rider Fee for first calendar quarter end and at termination): 1. Before Lifetime Payments start, the quarterly Rider Fee is calculated as follows: Multiply (A) by (B) divided by 4 where: (A) is the Contract Value at the quarter’s end and (B) is the Rider Fee. 2. After Lifetime Payments start, the quarterly Rider Fee is calculated as follows: Multiply (A) by (B) divided by 4 where: (A) is the GLWB Benefit Base at the quarter’s end and (B) Rider Fee. The Rider Fee the first calendar quarter ending after Contract Issue Date and at Termination is calculated as follows: Multiply (A) by (B), where: (A) If before Lifetime Payment Amounts start, then result from 1) above. If after Lifetime Payment Amounts start, then result from 2) above; and (B) is the (number of calendar days the Contract was in-force during the calendar quarter) divided by the (total number of calendar days within the applicable calendar quarter).] HEALTH ACTIVATED INCOME MULTIPLIER Conditions and Limitations To qualify to exercise the Health Activated Income Multiplier Benefit, the impacted Covered Person(s) must meet all of the following conditions: 1. The Covered Person(s) must be able to perform all six (6) of the Activities of Daily Living (ADL’s) on the Contract Issue Date, as described below; 2. The Covered Person is unable to perform at least [two (2)] of the six (6) listed ADL’s for at least [ninety (90)] consecutive calendar days, also known as the Multiplier Benefit Waiting Period;

AR424A 3. The Multiplier Benefit Waiting Period, which ends after the [second] Contract Anniversary, is met, meaning that the Multiplier Benefit may not be exercised prior to the [second] Contract Anniversary; 4. We receive Notice, as defined in the Contract, from a Physician who has determined, in a manner consistent with the accepted standards and practices for the diagnosis, that the Covered Person(s) is unable to perform at least [two (2)] of six (6) ADL’s; 5. We receive Notice, as defined in the Contract, of election to take the Health Activated Income Multiplier Benefit on or after the Lifetime Payment start date; 6. When applicable, the Covered Person(s) remains unable to perform at least [two (2)] of the six (6) on the Contract Anniversary Date, up to the Multiplier Benefit Limit of [five (5)] years; and 7. The total number of Contract Years in which the Health Activated Income Multiplier Benefit may be elected may not exceed the Multiplier Benefit Limit of [five (5)] years. Conditions two (2) and three (3), as outlined above, may be satisfied concurrently. If there are Joint Covered Person(s), the Conditions and Limitations described herein may be satisfied by either Covered Person. Only one Health Activated Income Multiplier is available during each Contract Year, and the total number of Contract Years in which the Multiplier Benefit is elected for all Covered Person(s) cannot exceed the Multiplier Benefit Limit of [five (5)] years. Activities of Daily Living In order to exercise the Health Activated Income Multiplier Benefit, after the [second] Contract Anniversary, the Covered Person(s) must be unable to perform at least [two (2)] of the six (6) following activities as defined below: 1. Bathing: washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower; 2. Continence: the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for a catheter or colostomy bag); 3. Dressing: putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs; 4. Eating: feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously; 5. Toileting: getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene; 6. Transferring: moving into or out of bed, chair or wheelchair. Contract Year End after Benefit Election If, at the end of the Contract Year in which the Contract Owner began exercising the Health Activated Income Multiplier Benefit, the Conditions and Limitations are still met, and the Contract Owner elected to receive the Health Activated Income Multiplier Benefit during the next Contract year, then the Health

AR424A Activated Income Multiplier Benefit will equal [two (2)] times the LPA as of the beginning of the next Contract Year. Certification of the qualifying events for exercising the Health Activated Income Multiplier Benefit must occur each Contract Year in which You wish to exercise the Benefit. However, if the Conditions and Limitations are no longer met, or You do not elect to use the Health Activated Multiplier Benefit during the next Contract Year, then the Health Activated Income Multiplier Benefit will terminate. SPOUSAL CONTINUANCE Upon the death of the GLWB Covered Person, the GLWB Value and the Lifetime Payment Amount will be reduced to zero (0) and the Contract will terminate, unless the Contract is continued pursuant to the Spousal Continuance provisions, as outlined below. This Continuance may only be exercised if the surviving spouse is the sole Beneficiary, as defined in the Contract. GLWB Lifetime Payment Amount Start Date is Prior to Spousal Continuance For an individual GLWB Covered Person, the GLWB Value and the Lifetime Payment Amount will be reduced to zero (0) and the GLWB Rider will terminate, including all benefits and fees. For Joint GLWB Covered Person, the Contract will continue and the Lifetime Payment Amount at the time of the exercise of the Spousal Continuance will continue to be paid to the surviving spouse until their death. GLWB Lifetime Payment Amount Start Date is not Prior to Spousal Continuance The Contract may be continued per the Spousal Continuance Rules outlined in the Contract and the Lifetime Payment Amount for the surviving spouse will be determined based on the surviving spouse’s Attained Age on the GLWB Lifetime Payment Amount Start Date they elect. The Lifetime Payment Amount will be paid to the surviving spouse until their death. The surviving spouse is also eligible for any remaining GLWB step-up amounts pursuant to the previously outlined step-up guidelines. Spousal Continuance begins during the GLWB Settlement Phase For an individual GLWB Covered Person, the GLWB Value and the Lifetime Payment Amount will be reduced to zero (0) and the GLWB Rider will terminate, including all benefits and fees. For joint GLWB Covered Person, the Contract will continue and the Lifetime Payment Amount at the time of the exercise of the Spousal Continuance will continue to be paid to the surviving spouse until their death. TERMINATION Once issued, the Contract Owner may not request to terminate this Rider. However, this Rider will immediately terminate without any further value upon the occurrence of any of the following: 1. a change of ownership of the Contract, unless pursuant to the Covered Person Provisions of this Rider; 2. death of the Contract Owner (or Annuitant if the Owner is non-natural), unless a Spousal Continuance is elected or, in the case of Joint Contract Owners, the death of both Joint Contract Owners; 3. the Date we receive Your request to full Surrender; 4. on the date after the LPED that the LPA equals zero; or

AR424A 5. the death of all Covered Persons under this Rider.